Exhibit 10(c)

NOTICE & CONSENT

TO THAT CERTAIN EXCLUSIVE USE AND DISTRIBUTION AGREEMENT
By & Between
INTERMARKET VENTURES, INC. & e SMART SYSTEMS, INC.
DATED AS OF SEPTEMBER 1, 2000

Notice is hereby given to e Smart Systems, Inc., that the undersigned, Intermarket Ventures, Inc., has undergone an internal reorganization whereby it has divested its entire IP portfolio relating to any and every aspect of smart cards that it possessed as of January 9, 2001, to its wholly owned subsidiary, IVI SMART TECHNOLOGIES, INC., a Delaware corporation, with offices at 7225 Bermuda Road, Suite C, Las Vegas, Nevada USA 89119 (“ÏVI S Tech”).

As of January 9, 2001, IVI S Tech has been assigned and will take over and perform all duties and obligations of Intermarket Ventures, Inc., under the above captioned “Exclusive Use Agreement” and will be entitled to all benefits contained therein. IVI S Tech has duly executed this notice accepting this assignment and the burdens and benefits connected therewith.

Please sign where indicated below to confirm your agreement and acquiescence to the above mentioned assignment and return a duly executed copy to IVI S Tech at your earliest convenience.

Intermarket Ventures, Inc.

Mary Grace, President & CEO

The undersigned being the duly authorized representative of IVI Smart Technologies, Inc., hereby confirms that the corporation has this date accepted the assignment of rights and liabilities in connection with the above captioned Exclusive Use Agreement

IVI Smart Technologies, Inc.

Mary Grace, President & CEO

ASSIGNMENT AGREED TO & ACCEPTED AS OF THIS             DAY OF             2001 e Smart Systems, Inc.

Mary Grace, Secretary